 Exhibit 99.1

Replimune Appoints Tanya Lewis to the Board of Directors

Woburn, MA, October 19, 2020 – Replimune Group, Inc. (NASDAQ: REPL), a biotechnology company developing oncolytic immuno-gene therapies derived from its Immulytic™ platform, today announced the appointment of Tanya Lewis to its Board of Directors, effective as of November 2, 2020.

“Tanya is a respected and highly accomplished pharmaceutical industry executive with greater than 20 years of experience in global drug development across a variety of therapeutic areas, including oncology,” said Philip Astley-Sparke, CEO of Replimune. “It is my pleasure to welcome Tanya to our board. In particular, Tanya adds deep expertise in developing and executing regulatory strategies and we look forward to her contributions as we plan to bring our leading pipeline of oncolytic immunotherapies to market.”

Ms. Lewis currently serves as the Executive Vice President, Chief Regulatory Strategy and Strategic Operations at Karyopharm Therapeutics, a publicly-traded biopharmaceutical company (Nasdaq: KPTI) where she navigated the approval of XPOVIO®. Prior to joining Karyopharm, Ms. Lewis held leadership positions at several companies, including Tesaro and Millennium, where she developed approval strategies and led interactions with U.S. and European regulators for clinical trial applications, marketing applications (including ODAC presentations) and drug labeling. Tanya’s past accomplishments include the successful negotiations for registration trial designs, approval, and/or commercialization of VELCADE®, VARUBI®, INTEGRILIN® and ZEJULA®.

Tanya holds a Bachelor of Science degree in Biology from Northeastern University and a Master of Science degree in Regulatory Affairs and Public Health from Massachusetts College of Pharmacy and Allied Health Science.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 to develop the next generation of oncolytic immune-gene therapies for the treatment of cancer. Replimune is developing novel, proprietary therapeutics intended to improve the direct cancer-killing effects of selective virus replication and the potency of the immune response to the tumor antigens released. Replimune’s Immulytic™ platform is designed to maximize systemic immune activation, in particular to tumor neoantigens, through robust viral-mediated immunogenic tumor cell killing and the delivery of optimal combinations of immune-activating proteins to the tumor and draining lymph nodes. The approach is expected to be highly synergistic with immune checkpoint blockade and other approaches to cancer treatment across a broad range of cancers. Replimune intends to progress these therapies rapidly through clinical development in combination with other immuno-oncology products with complementary mechanisms of action. For more information, please visit www.replimune.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about our plans to commercialize our product candidates, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

Westwicke, an ICR Company

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Arleen Goldenberg

Verge Scientific Communications

917.548.1582

agoldenberg@vergescientific.com

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